                                                                     Exhibit 2.1



================================================================================






                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                        State Street Boston Corporation

                                      and

                              SSB Merger Sub, Inc.

                                      and

                       Princeton Financial Systems, Inc.

                                      and

              the Stockholders listed on the signature page hereof



                          Dated as of October 17, 1996






================================================================================

                               TABLE OF CONTENTS


                                                                            PAGE

ARTICLE I

     THE MERGER............................................................... 2
          SECTION 1.1    The Merger........................................... 2
                         ----------
          SECTION 1.2    Effective Time....................................... 3
                         --------------
          SECTION 1.3    Effect of the Merger................................. 3
                         --------------------
          SECTION 1.4    Certificate of Incorporation, By-Laws................ 3
                         -------------------------------------
          SECTION 1.5    Directors and Officers............................... 4
                         ----------------------
          SECTION 1.6    Effect on Capital Stock.............................. 4
                         -----------------------
          SECTION 1.7    Exchange of Certificates............................. 9
                         ------------------------
          SECTION 1.8    Stock Transfer Books................................ 10
                         --------------------
          SECTION 1.9    No Further Ownership Rights in Company Common
                         ---------------------------------------------
          Stock.............................................................. 10
          -----
          SECTION 1.10   Lost, Stolen or Destroyed Certificates.............. 10
                         --------------------------------------
          SECTION 1.11   Tax Consequences.................................... 10
                         ----------------
          SECTION 1.12   Taking of Necessary Action; Further Action.......... 11
                         ------------------------------------------
          SECTION 1.13   Material Adverse Effect............................. 11
                         -----------------------

ARTICLE II

     REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................... 11
          SECTION 2.1    Organization and Qualification; Subsidiaries........ 11
                         --------------------------------------------
          SECTION 2.2    Certificate of Incorporation; By-Laws and
                         -----------------------------------------
          Corporate Documents................................................ 12
          -------------------
          SECTION 2.3    Capitalization...................................... 12
                         --------------
          SECTION 2.4    Authority Relative to this Agreement................ 13
                         ------------------------------------
          SECTION 2.5    No Conflict, Required Filings and Consents.......... 13
                         ------------------------------------------
          SECTION 2.6    Compliance, Permits................................. 16
                         -------------------
          SECTION 2.7    Financial Statements................................ 16
                         --------------------
          SECTION 2.8    Absence of Certain Changes or Events................ 17
                         ------------------------------------
          SECTION 2.9    No Undisclosed Liabilities.......................... 17
                         --------------------------
          SECTION 2.10   Absence of Litigation............................... 17
                         ---------------------
          SECTION 2.11   Employee Benefit Plans, Employment Agreements....... 18
                         ---------------------------------------------
          SECTION 2.12   Labor Matters....................................... 19
                         -------------
          SECTION 2.13   Restrictions on Business Activities................. 20
                         -----------------------------------
          SECTION 2.14   Title to Property................................... 20
                         -----------------
          SECTION 2.15   Taxes............................................... 20
                         -----

          SECTION 2.16   Environmental Matters............................... 22
                         ---------------------
          SECTION 2.17   Intellectual Property............................... 22
                         ---------------------
          SECTION 2.18   Interested Party Transactions....................... 24
                         -----------------------------
          SECTION 2.19   Insurance........................................... 25
                         ---------
          SECTION 2.20   Accounts Receivable................................. 25
                         -------------------
          SECTION 2.21   Brokers............................................. 25
                         -------
          SECTION 2.22   Change in Control Payments.......................... 25
                         --------------------------
          SECTION 2.23   Expenses............................................ 25
                         --------
          SECTION 2.24   Full Disclosure..................................... 26
                         ---------------

ARTICLE III

     REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB................. 26
          SECTION 3.1    Organization and Qualification; Subsidiaries........ 26
                         --------------------------------------------
          SECTION 3.2    Charter and By-Laws................................. 26
                         -------------------
          SECTION 3.3    Capitalization...................................... 26
                         --------------
          SECTION 3.4    Authority Relative to this Agreement................ 27
                         ------------------------------------
          SECTION 3.5    No Conflict, Required Filings and Consents.......... 27
                         ------------------------------------------
          SECTION 3.6    SEC Filings; Financial Statements................... 28
                         ---------------------------------
          SECTION 3.8    No Prior Activities................................. 29
                         -------------------

ARTICLE IV

     CONDUCT OF BUSINESS PENDING THE MERGER.................................. 29
          SECTION 4.1    Conduct of Business by the Company Pending the
                         ----------------------------------------------
          Merger............................................................. 29
          ------
          SECTION 4.2    Exclusive Dealing................................... 31
                         -----------------
          SECTION 4.3    Employment Agreements............................... 32
                         ---------------------
          SECTION 4.4    Noncompetition Agreements........................... 32
                         -------------------------

ARTICLE V

     ADDITIONAL AGREEMENTS................................................... 32
          SECTION 5.1    Registration Statement.............................. 32
                         ----------------------
          SECTION 5.3    Consents; Approvals................................. 33
                         -------------------
          SECTION 5.4    Stockholder Agreement and Investment Letter......... 33
                         -------------------------------------------
          SECTION 5.5    Notification of Certain Matters..................... 33
                         -------------------------------
          SECTION 5.6    Further Action/Tax Treatment........................ 34
                         ----------------------------
          SECTION 5.7    Public Announcements................................ 34
                         --------------------
          SECTION 5.8    Conveyance Taxes.................................... 34
                         ----------------
          SECTION 5.9    Non-Solicitation.................................... 34
                         ----------------

          SECTION 5.10   Benefit Plans....................................... 34
                         -------------
          SECTION 5.11   Listing of Parent Common Shares..................... 35
                         -------------------------------
          SECTION 5.12   Waiver of Defaults.................................. 35
                         ------------------
          SECTION 5.13   Warrants............................................ 35
                         --------

ARTICLE VI

     CONDITIONS TO THE MERGER................................................ 36

          SECTION 6.1    Conditions to Obligation of Each Party to
                         -----------------------------------------
          Effect the Merger.................................................. 36
          -----------------
          SECTION 6.2    Additional Conditions to Obligations of Parent
                         ----------------------------------------------
          and Merger Sub..................................................... 36
          --------------
          SECTION 6.3    Additional Conditions to Obligation of
                         --------------------------------------
                         the Company......................................... 38
                         -----------

ARTICLE VII

     TERMINATION............................................................. 39
          SECTION 7.1    Termination......................................... 39
                         -----------
          SECTION 7.2    Effect of Termination............................... 40
                         ---------------------
          SECTION 7.3    Fees and Expenses................................... 40
                         -----------------

ARTICLE VIII

     GENERAL PROVISIONS...................................................... 40
          SECTION 8.1    Indemnification..................................... 40
                         ---------------
          SECTION 8.2    Survival, Etc....................................... 44
                         --------------
          SECTION 8.3    Notices............................................. 44
                         -------
          SECTION 8.4    Certain Definitions................................. 45
                         -------------------
          SECTION 8.5    Amendment........................................... 46
                         ---------
          SECTION 8.6    Waiver.............................................. 47
                         ------
          SECTION 8.7    Headings............................................ 47
                         --------
          SECTION 8.8    Severability........................................ 47
                         ------------
          SECTION 8.9    Entire Agreement.................................... 47
                         ----------------
          SECTION 8.10   Assignment, Guarantee of Merger Sub Obligations..... 47
                         -----------------------------------------------
          SECTION 8.11   Parties in Interest................................. 47
                         -------------------
          SECTION 8.12   Failure or Indulgence Not Waiver, Remedies
                         ------------------------------------------
          Cumulative......................................................... 47
          ----------
          SECTION 8.13   Governing Law....................................... 48
                         -------------
          SECTION 8.14   Counterparts........................................ 48
                         ------------

                        TABLE OF EXHIBITS AND SCHEDULES
                        -------------------------------


     EXHIBITS
     --------

Consideration Spreadsheet             Exhibit 1.6(g)
Employment Agreement                  Exhibit 4.3
Noncompetition Agreement              Exhibit 4.4
Stockholder Agreement and
 Investment Letter                    Exhibit 5.4
Letter of Continuity of Interest      Exhibit 6.2(e)
Registration Rights Agreement         Exhibit 6.2(f)
Escrow Agreement                      Exhibit 6.2(g)
Representation Letter                 Exhibit 6.3(d)


    SCHEDULES
---------------------

Company Subsidiaries                  Schedule 2.1
Subscriptions, Warrants and Rights    Schedule 2.3
Contracts                             Schedule 2.5(a)
Breaches                              Schedule 2.5(b)
Conflicts                             Schedule 2.5(c)
Compliance with Laws                  Schedule 2.6(a)
Permits and Licenses                  Schedule 2.6(b)
Changes or Events                     Schedule 2.8
Undisclosed Liabilities               Schedule 2.9
Absence of Litigation                 Schedule 2.10
Employee Benefit Plans                Schedule 2.11(a)
Retiree Benefits                      Schedule 2.11(b)
Options                               Schedule 2.11(c)
Employment Agreements                 Schedule 2.11(d)
Labor Matters                         Schedule 2.12
Restrictions on Business Activities   Schedule 2.13
Title to Property                     Schedule 2.14
Taxes                                 Schedule 2.15(b)
Environmental                         Schedule 2.16
Patents, Trademarks                   Schedule 2.17(b)
Licenses                              Schedule 2.17(c)(i)
Source Code Authorizations            Schedule 2.17(c)(ii)
Defaults under Licenses               Schedule 2.17(c)(iii)
Source Code Agreements                Schedule 2.17(c)(iv)
Company Intellectual Property Rights  Schedule 2.17(d)
Interested Party Transactions         Schedule 2.18

Brokers                               Schedule 2.21
Change in Control Payments            Schedule 2.22
Expenses                              Schedule 2.23
Parent Conflicts                      Schedule 3.5(a)
Company Affiliates                    Schedule 6.2(e)
Terminated Contracts                  Schedule 6.2(j)

                          AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER, dated as of October ___, 1996 (this "Agreement"), among State Street Boston Corporation, a Massachusetts corporation
----------
("Parent"), SSB Merger Sub, Inc., a Delaware corporation and a wholly owned
  ------
subsidiary of Parent ("Merger Sub"), Princeton Financial Systems, Inc., a
                       ----------
Delaware corporation (the "Company") and the stockholders of the Company listed
                           -------
on the signature page hereto (the "Stockholders" and, together with the Company,
                                   ------------
the "Sellers").
     -------

                                  WITNESSETH:

          WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective stockholders for Parent to enter into a business combination with the Company upon the terms and subject to the conditions set forth herein;

          WHEREAS, in furtherance of such combination, the Boards of Directors of Parent, Merger Sub and the Company, and the Stockholders, have each approved the merger of Merger Sub with and into the Company (the "Merger") in accordance
                                                         ------
with the applicable provisions of the Delaware General Corporation Law (the "DGCL") upon the terms and subject to the conditions set forth herein;
-----

          WHEREAS, Parent, Merger Sub and the Company intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder;
                          ----
and

          WHEREAS, pursuant to the Merger, each outstanding share (a"Share") of
                                                                     -----
(i) the Company's common stock, $.01 par value (the "Company Common Stock"), and
                                                     --------------------
(ii) the Company's Series A Preferred Stock, $.01 par value per share (the "Company Preferred Stock") shall be converted into the right to receive shares
------------------------
("Parent Shares") of the Parent's Common Stock, $1.00 par value (the "Parent
  -------------                                                       ------
Common Stock") and, in the case of the Company Preferred Stock, cash upon the
------------
terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I

                                  THE MERGER

     SECTION 1.1       The Merger.
                       ----------

     (a) Effective Time.  At the Effective Time (as defined in Section 1.2), and
         --------------
subject to and upon the terms and conditions of this Agreement and the DCGL, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."
                                                    ---------------------

     (b) Closing.  Unless this Agreement shall have been terminated and the
         -------
transactions herein contemplated shall have been abandoned pursuant to Section
7.1 and subject to the satisfaction or waiver of the conditions set forth in
Article VI, the consummation of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article VI, at the offices of Ropes & Gray, One International Place, Boston, Massachusetts 02110, counsel for the Buyer, unless another date, time or place is agreed to in writing by the parties hereto.

     (c) The Stockholders, by virtue of their approval of the Agreement, will be deemed to have irrevocably constituted and appointed, effective as of the Effective Time, Michael Bruce (together with his or its permitted successors, the "Stockholder Representative"), as their true and lawful agent and attorney-
     --------------------------
in-fact to enter into any agreement in connection with the transactions contemplated by this Agreement and any transactions contemplated by the Escrow Agreement (as defined herein), to exercise all or any of the powers, authority and discretion conferred on his or it under any such agreement, to waive any terms and conditions of any such agreement (other than the Merger Consideration), to give and receive notices on their behalf and to be their exclusive representative with respect to any matter, suit, claim, action or proceeding arising with respect to any transaction contemplated by any such agreement, including, without limitation, the defense, settlement or compromise of any claim, action or proceeding for which the Parent or the Merger Sub may be entitled to indemnification and the Stockholder Representative agrees to act as, and to undertake the duties and responsibilities of, such agent and attorney-in-fact. This power of attorney is coupled with an interest and is irrevocable. The Stockholder Representative shall not be liable for any action taken or not taken by him or it in connection with his or its obligations under this Agreement (i) with the consent of stockholders who, as of the date of this Agreement, owned 66-2/3% of the outstanding shares of Company Common Stock, and the Company Preferred Stock, voting together as a class on an as converted basis or (ii) in the absence of his or its own gross negligence or willful misconduct. If the Stockholder Representative shall be unable or unwilling to serve in such capacity, his or its successor shall be named by those persons holding 66-2/3% of the shares of Common Stock outstanding (treating the Company

Preferred Stock on an as converted basis) at the Effective Time who shall serve and exercise the powers of Stockholder Representative hereunder.

     (d) At the Closing, the Company shall deliver to Parent a Certificate, in form and substance satisfactory to Parent and signed by its Chief Executive Officer and its Chief Financial Officer (the "Company Closing Certificate"),
                                              ---------------------------
certifying (i) that all outstanding warrants to purchase Company Preferred Stock have been exercised for shares of Company Preferred Stock, (ii) the number of outstanding shares of Company Common Stock, as of the Closing Date and, (iii) the number of shares of Company Common Stock issuable upon the conversion or exercise of all options, warrants, Company Preferred Stock and other securities of the Company convertible into or exercisable for shares of Company Common Stock that are outstanding on the Closing Date.

     SECTION 1.2       Effective Time.  As promptly as practicable after the
                       --------------
satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing a duly executed and delivered Certificate of Merger in the form attached hereto as Exhibit 1.2 as contemplated by the DCGL (the "Certificate of Merger"), with the Secretary of
                               ---------------------
State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DCGL (the time of such filing being the "Effective Time").
           --------------

     SECTION 1.3       Effect of the Merger.  At the Effective Time, the effect
                       --------------------
of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DCGL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.4       Certificate of Incorporation, By-Laws:
                       -------------------------------------

     (a) Certificate of Incorporation.  Unless otherwise determined by Parent
         ----------------------------
prior to the Effective Time, at the Effective Time the Certificate of Incorporation of the Surviving Corporation, as in effect immediately prior to the Effective Time, shall be amended and restated to read in its entirety as did the Certificate of Incorporation of the Merger Sub immediately prior to the Effective Time, except that the name of the Surviving Corporation will remain unchanged.

     (b) By-Laws.  Unless otherwise determined by Parent prior to the Effective
         -------
Time, the By-Laws of the Surviving Corporation, as in effect immediately prior to the Effective Time, shall be amended and restated to read as did the By-Laws of Merger Sub immediately prior to the Effective Time, except that the name of the Surviving Corporation shall remain unchanged.

     SECTION 1.5  Directors and Officers.  Parent shall be entitled to designate
                  ----------------------
a majority of the directors of the Surviving Corporation, and two of the initial directors shall be Gerald Finsen, Jr. and William Mayhall, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     SECTION 1.6       Effect on Capital Stock.  At the Effective Time, by
                       -----------------------
virtue of the Merger and without any action on the part of the Parent, Merger Sub, the Company or the holders of any of the following securities:

     (a) Conversion of Securities.  At the Effective Time each share of Company
         ------------------------
Common Stock shall be converted into a number of shares of Parent Common Stock equal to the Parent Shares for Common Stockholders divided by the number of shares of Company Common Stock outstanding at the Effective Time. Of this, the Parent shall deliver to the escrow agent, or any successor escrow agent, appointed pursuant to the Escrow Agreement (as hereinafter defined) (the "Escrow
                                                                          ------
Agent") a number of shares of Parent Common Stock for each share of Company
-----
Common Stock converted into Parent Common Stock equal to the Common Escrow Shares divided by the number of shares of Company Common Stock outstanding at the Effective Time. The balance of the Parent Common Stock shall be delivered to the converting Stockholder.

     At the Effective Time, each share of Company Preferred Stock shall be converted into cash equal to the Cash for Preferred Stockholders divided by the number of shares of Company Preferred Stock outstanding at the Effective Time and a number of shares of Parent Common Stock equal to the Stock for Preferred Stockholders divided by the number of shares of Company Preferred Stock outstanding at the Effective Time. Of this, the Parent shall deliver to the Escrow Agent (i) a number of shares of Parent Common Stock for each share of Company Preferred Stock converted into Parent Common Stock equal to the Preferred Escrow Shares divided by the number of shares of Company Preferred Stock outstanding at the Effective Time and (ii) cash equal to the Preferred Escrow Cash divided by the number of shares of Company Preferred Stock outstanding at the Effective Time. The balance of the Parent Common Stock and cash shall be delivered to the converting Stockholder.

     For purposes of this Agreement the term:

     (i) "Aggregate Consideration" means (x) $76,000,000 multiplied by a fraction the numerator of which is the total number of shares of Company Preferred Stock and Company Common Stock outstanding at the Effective Time and the denominator of which is the sum of (x) the total number of shares of Company Preferred Stock and Company Common Stock outstanding at the Effective Time and
(y) the number of shares of Company Common Stock subject to outstanding Stock Options at the Effective Time, less (y) the excess of the aggregate fees and expenses paid by the Parent on the Closing Date, in accordance with
Section 7.3 over $750,000 (estimated to be $450,000).

     (ii) "Common Stock Consideration" means (x) the Aggregate Consideration multiplied by a fraction the numerator of which is the number of shares of Company Common Stock outstanding at the Effective Time and the denominator of which is the total number of shares of Company Preferred Stock and Company Common Stock outstanding at the Effective Time, less (y) $157,965.

     (iii) "Preferred Stock Consideration" means the Aggregate Consideration minus the Common Stock Consideration.

     (iv) "Parent Shares for Common Stockholders" means a number of shares of Parent Common Stock equal to the Common Stock Consideration divided by the Parent Stock Price.

     (v) "Parent Stock Price" means the average, rounded to the nearest one-thousandth of a dollar ($0.001), of the daily high and low prices of Parent Common Stock as reported on the New York Stock Exchange Composite Tape (as reported by the eastern edition of the Wall Street Journal or, if not reported thereby, as reported by another authoritative source as mutually agreed by Parent and the Company) for the ten consecutive full trading days during the period ending on and including two (2) business days prior to the Effective Time; provided, however, that the Parent Stock Price shall in no event be greater than $60.863 or less than $54.863.

     (vi) "Closing Date Parent Stock Price" means the average, rounded to the nearest one-thousandth of a dollar ($0.001), of the daily high and low prices of Parent Common Stock as reported on the New York Stock Exchange Composite Tape (as reported by the eastern edition of the Wall Street Journal or, if not reported thereby, as reported by another authoritative source as mutually agreed by Parent and the Company) for the trading day immediately preceding the Closing Date.

     (vii)   If the Closing Date Parent Stock Price equals the Parent Stock
Price:

             (A) "Cash for Preferred Stockholders" shall mean the product of 17% and the Aggregate Consideration, and

             (B) "Parent Shares for Preferred Stockholders" shall mean a number of shares of Parent Common Stock equal to the quotient obtained by dividing
     (x) the Preferred Stock Consideration minus the Cash for Preferred Stockholders determined in (vii)(A) above by (y) the Parent Stock Price.

     (viii) If the Closing Date Parent Stock Price is less than the Parent Stock Price:

       (A) "Cash for Preferred Stockholders" shall mean the Cash for Preferred Stockholders as determined in Section 1.6(vii)(A) above, reduced by the "Adjustment Amount" (as defined below), and

       (B) "Parent Shares for Preferred Stockholders" shall mean a number of shares of Parent Common Stock equal to the sum of (x) the Parent Shares for Preferred Stockholders determined in Section 1.6(vii)(B) above and (y) the quotient obtained by dividing the Adjustment Amount by the Parent Stock Price.

For purposes of this Section 1.6(viii), the Adjustment Amount shall be calculated as follows:

Adjustment Amount = [.83 x Cash] - [.17 x Actual Price x (Common + Preferred)]
                    ----------------------------------------------------------
                       [(.83 x Deal Price + .17 x Actual Price)/Deal Price]

where:    "Cash"              =   Cash for Preferred Stockholders as determined
                                  in (vii)(A)

          "Actual Price"     =    Closing Date Parent Stock Price

          "Deal Price"       =    Parent Stock Price

          "Common"           =    Parent Shares for Common Stockholders

          "Preferred"        =    Parent Shares Stockholders as determined in
                                  (vii)(B)


     (ix)  If the Closing Date Parent Stock Price exceeds the Parent Stock
Price:

     (A) "Cash for Preferred Stockholders" shall mean the lesser of:

          (i) 48% of the sum of the Cash for Preferred Stockholders determined in Section 1.6(vii)(A) above and the product of the Closing Date Parent Stock Price and the Parent Shares for Preferred Stockholders determined in
     Section 1.6(vii)(B) above, or

          (ii) 17% of the sum of the Cash for Preferred Stockholders determined in Section 1.6(vii)(A) above and the product of the Closing Date Parent Stock Price and the sum of the Parent Shares for Preferred Stockholders determined in Section 1.6(vii)(B) and the Parent Shares for Common Stockholders.

   (B) "Parent Shares for Preferred Stockholders" shall mean the Parent Shares for Preferred Stockholders determined under (vii)(B) above reduced by a number of shares of Parent Common Stock equal to (x) the amount by which the Cash for

   Preferred Stockholders determined under (ix)(A) above exceeds the Cash for Preferred Stockholders determined in Section 1.6(vii)(A) above divided by (y) the Closing Date Parent Stock Price.

   (x) "Closing Date Aggregate Consideration" means the sum of (x) the Cash for Preferred Stockholders and (y) the product of the Closing Date Parent Stock Price and the sum of the Parent Shares for Common Stockholders and the Parent Shares for Preferred Stockholders.

   (xi) "Common Escrow Shares" means a number of shares of Parent Common Stock equal to the Shares for Common Stockholders multiplied by a fraction the numerator of which is $10,000,000 and the denominator of which is the greater of the Closing Date Aggregate Consideration or the Aggregate Consideration.

   (xii) "Preferred Escrow Shares" means a number of shares of Parent Common Stock equal to the Shares for Preferred Stockholders multiplied by a fraction the numerator of which is $10,000,000 and the denominator of which is the greater of the Closing Date Aggregate Consideration or the Aggregate Consideration.

   (xiii) "Preferred Escrow Cash" means an amount of cash equal to the Cash for Preferred Stockholders multiplied by a fraction the numerator of which is $10,000,000 and the denominator of which is the greater of the Closing Date Aggregate Consideration or the Aggregate Consideration.

   (b) Cancellation.  Each Share held in the treasury of the Company and each
       ------------
Share owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of the Company or Parent immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

   (c) Rollover of Stock Options.
       -------------------------

       (i) At the Effective Time, each outstanding option to purchase Company Common Stock (a "Stock Option") granted under the Company's various stock
                    ------------
   option plans, all of which are listed on Section 2.11(c) of the Company Disclosure Schedule ("Company Stock Option Plans"), whether vested or
                         --------------------------
   unvested, shall be deemed assumed by Parent and deemed to constitute an option to acquire, on terms and conditions not less favorable than those that were applicable under such Stock Option Plan (and any stock option agreement applicable to such Stock Option prior to the Effective Time) the number (rounded down to the nearest whole number) of shares of Parent Common Stock as the holder of such Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (not taking into account whether or not such option was in fact exercisable), at an exercise price per share equal to (x) the aggregate exercise price for Company Common Stock otherwise purchasable pursuant to such Stock Option prior to the Effective Time divided by (y) the number of shares of Parent Common Stock which the Stock Option authorizes the holder to purchase as of the Effective Time. The optionee shall be given full credit for the vesting period of all Stock Options and such vesting period shall carryover in the stock options of Parent to be received hereunder. Nothing contained herein shall prevent any acceleration of a Stock Option held by an outside director of the Company to the extent that acceleration is required pursuant to change in control provisions of such Stock Option.

          (ii) As soon as practicable after the Effective Time, Parent shall deliver to each holder of an outstanding Stock Option an appropriate notice setting forth such holder's rights pursuant thereto.

          (iii) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of Parent Shares for delivery pursuant to the terms set forth in this Section 1.6(c).

          (iv) Subject to any applicable limitations under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities
                                                                    ----------
   Act"), Parent shall file a Registration Statement on Form S-8 (or any
   ---
   successor form), effective not later than 20 days after the Effective Time, with respect to the shares of Parent Common Stock issuable upon exercise of the outstanding Stock Options, and the Parent shall use all reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses relating thereto) for so long as such options shall remain outstanding.

   (d) Capital Stock of Merger Sub.  Each share of common stock, $.01 par value,
       ---------------------------
of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $.01 par value, of the Surviving Corporation.

   (e) Adjustments to Parent Shares for Common Stockholders.  The Parent Shares
       ----------------------------------------------------
for Common Stockholders and the Parent Shares for Preferred Stockholders shall be adjusted to reflect fully the effect of any stock split, reverse split, reclassification, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock occurring after the date hereof and prior to the Effective Time.

   (f) Fractional Shares.  No certificates or scrip representing less than one
       -----------------
Parent Share shall be issued upon the surrender for exchange of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"). In lieu of any such fractional share,
                         ------------
each holder of Shares who would otherwise have been entitled to a fraction of a Parent Share upon surrender of Certificates for exchange shall be paid upon such surrender cash (without interest) determined by multiplying (i) the per share closing price on the New York Stock Exchange of Parent Common Stock on the date of the Effective Time by (ii) the fractional interest of Parent Common Stock to which such holder would otherwise be entitled. As soon as practical after determining the amount of cash, if any, to be paid to former holders of Company Common Stock with respect to any fractional shares of Parent Common Stock, the Exchange Agent shall promptly pay such amounts to such holders in accordance with Article I. Parent will make available to the Exchange Agent the cash necessary for this purpose.

   (g) Consideration Spreadsheet. A spreadsheet that illustrates the application
       -------------------------
of the consideration provisions contained in this Section 1.6 is attached as
Exhibit 1.6(g) (the "Consideration Spreadsheet").

   SECTION 1.7 Exchange of Certificates.
               ------------------------

   (a) Certificates. At or prior to the Effective Time, each Stockholder shall
       ------------
surrender to the Company for cancellation its Certificates representing all of the issued and outstanding shares of Company Common Stock and Company Preferred Stock owned by such Stockholder, duly endorsed in blank, or accompanied by stock powers, (with all necessary transfer taxes paid by, and stamps affixed acquired at the expense of, such Stockholder), and signed by the Stockholder exactly as his or her name appears on the face of the Certificates. Upon surrender of a Certificate, at the Closing, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole Parent Shares, and, in the case of Company Preferred Stock, cash which such holder has the right to receive in respect of the Shares formerly evidenced by such Certificate and (B) cash in respect of fractional shares as provided in
Section 1.6(h) (the Parent Shares and cash being, collectively, the "Merger
                                                                     ------
Consideration").
-------------

   (b) Transfers of Ownership.  If any certificate for Parent Shares is to be
       ----------------------
issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition to the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for Parent Shares in any name other than that of the registered holder of the certificate surrendered, or have established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

   (c) No Liability.  Neither Parent, Merger Sub nor the Company shall be liable
       ------------
to any holder of Company Common Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law following the passage of time specified therein.

   (d) Withholding Rights.  Parent shall be entitled to deduct and withhold from
       ------------------
the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent.

   (e) The shares of Parent Common Stock to be issued pursuant to this Article 1 shall be characterized as "Restricted Securities" under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act, only in certain limited sets of circumstances. Each certificate evidencing shares of Parent Common Stock to be issued pursuant to this Article 1 shall bear the legend set forth in the Registration Rights Agreement.

   SECTION 1.8   Stock Transfer Books. At the Effective Time, the stock transfer
                 --------------------
books of the Company shall be closed, and there shall be no further registration of transfers of Company Common Stock or Company Preferred Stock thereafter on the records of the Company.

   SECTION 1.9   No Further Ownership Rights in Company Common Stock. The Merger
                 ---------------------------------------------------
Consideration delivered upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

   SECTION 1.10  Lost, Stolen or Destroyed Certificates.  In the event any
                 --------------------------------------
Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen of destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Parent Shares as may be required pursuant to Section 1.6 as well as the other Merger Consideration as provided in this Article; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver an agreement of indemnification in form satisfactory to Parent, or a bond in such sum as it may reasonably direct, as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

   SECTION 1.11  Tax Consequences.  It is intended by the parties hereto
                 ----------------
that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

   SECTION 1.12        Taking of Necessary Action; Further Action.  Each of
                       ------------------------------------------
Parent, Merger Sub and the Company will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

   SECTION 1.13        Material Adverse Effect.  When used in connection with
                       -----------------------
the Company or any of its subsidiaries, or Parent or any of its subsidiaries, as the case may be, the term "Material Adverse Effect" means any change, effect or circumstance that, individually or when taken together with all other such changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, (a) is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), prospects, financial condition or results of operations of the Company and its subsidiaries or Parent and its subsidiaries, as the case may be, in each case taken as a whole, or (b) is or is reasonably likely to delay or prevent the consummation of the transactions contemplated hereby; provided, however, that a Material Adverse Effect shall not include any change or effect in respect of the Company and its subsidiaries resulting from (i) conditions affecting the financial services industry generally or general economic conditions or (ii) any adverse effect on the operations, revenues or business of the Company (or the direct consequences thereof) following the date of this Agreement which is attributable to a delay of or reduction in product orders by prospects of the Company.

                                 ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   The Company hereby represents and warrants to Parent and Merger Sub that, except as set forth in the written disclosure schedule delivered on or prior to the date hereof by the Company to Parent that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II (the "Company Disclosure Schedule") and the disclosure in any paragraph of
         ---------------------------
the Disclosure Schedule shall qualify only the corresponding paragraph in this
Article II:

   SECTION 2.1 Organization and Qualification; Subsidiaries.  The Company and
               --------------------------------------------
each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted. The Company and each of its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not reasonably be expected to have a Material Adverse Effect. A true and complete list of all of the Company's subsidiaries, together with the jurisdiction of incorporation of each subsidiary, the authorized capitalization of each subsidiary, and the percentage of each subsidiary's outstanding capital stock owned by the Company or another subsidiary, is set forth in Section 2.1 of the Company Disclosure Schedule. Except as set forth in Section 2.1 of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by the Company and comprising less than five percent of the outstanding stock of such company.

   SECTION 2.2 Certificate of Incorporation; By-Laws and Corporate Documents.
               -------------------------------------------------------------
The Company has delivered to Parent copies of the Certificate of Incorporation and Bylaws, each as amended, for itself and each subsidiary, and minutes of all meetings of the directors and stockholders of the Company and each subsidiary, including meetings of committees thereof, and actions by written consent of such directors and stockholders, and committees thereof, and the stock records of the Company and the subsidiaries. There have been no meetings or other proceedings of the stockholders of the Company or any subsidiary, the Board of Directors of the Company or any subsidiary or any committee of the Board of Directors of the Company or any subsidiary intended to cause, authorize or approve action by the Company or any subsidiary, that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of the Company's Certificate of Incorporation or Bylaws or of any resolution adopted by the stockholders of the Company or any subsidiary, the Board of Directors of the Company or any subsidiary or any committee of the Board of Directors of the Company or any subsidiary. The books of account, stock records, minute books and other records of the Company and each subsidiary are accurate, up-to-date and complete, and have been maintained in accordance with sound and prudent business practices in all material respects.

   SECTION 2.3 Capitalization.  The authorized capital stock of the Company
               --------------
consists of (i) 1,800,000 shares of Company Common Stock and (ii) 555,500 shares of the Company Preferred Stock. The Stockholders own directly all of the outstanding capital stock of the Company. Section 2.3 of the Company Disclosure Schedule sets forth the names of each of the record holders of the outstanding shares of capital stock of the Company, the number of shares of capital stock owned by each such holder and sets forth the percentage interest of such shares owned of record by each Stockholder. As of the Closing, the Company

Closing Certificate is accurate. All shares of issued and outstanding capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, and no shares are held in treasury, and all such shares are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever (collectively "Liens"). No shares of Company Common Stock are
                                 -----
held by subsidiaries of the Company, and 718,000 shares of Company Common Stock are reserved for future issuance pursuant to outstanding stock options granted under the Company Stock Option Plans and for conversion of the Preferred Stock. All of the outstanding securities of the Company were issued in compliance with applicable Federal and state securities laws in all material respects. Except as set forth in Section 2.3 or Section 2.11 of the Company Disclosure Schedule, there are no subscriptions, options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. Except as disclosed in Section 2.3 of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution, guaranty or otherwise) in any such subsidiary or any other entity. Except as set forth in Sections 2.1 and 2.3 of the Company Disclosure Schedule, all of the outstanding shares of capital stock of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by the Company or another subsidiary of the Company free and clear of all Liens.

   SECTION 2.4 Authority Relative to this Agreement.  The Company has all
               ------------------------------------
necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors and all of the stockholders of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, as applicable, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

   SECTION 2.5 No Conflict, Required Filings and Consents.
               ------------------------------------------

   (a) Except as set forth in Section 2.5(a) of the Company Disclosure Schedule, neither the Company nor any subsidiary is a party to or otherwise bound by any written or oral contract or instrument or other restriction which could have a Material Adverse Effect on the Company. Section 2.5(a) of the Company Disclosure Schedule sets forth a list of all Company clients by product with annual revenues derived from contracts with such customers. Except as set forth in Section 2.5(a) of the Company Disclosure Schedule, neither the Company nor any subsidiary is a party to or otherwise bound by any written or oral :

          (i) marketing or sales agency contract or agreement which is not terminable on less than ninety (90) days' notice without cost or other liability to the Company (except for contracts which, in the aggregate, are not material to the business of the Company);

          (ii) contract with any labor union (and, to the knowledge of the Company, no organizational effort is being made with respect to any of its employees);

          (iii) contract or other commitment with any supplier containing any provision permitting any party other than the Company to renegotiate the price or other terms, or containing any pay-back or other similar provision, upon the occurrence of a failure by the Company to meet its obligations under the contract when due or the occurrence of any other event;

          (iv) contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of its normal operating requirements;

          (v) agreement or indenture relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of the Company;

          (vi) guaranty of any obligation for borrowed money or otherwise;

          (vii) voting trust or agreement, stockholders' agreement, pledge agreement, buy-sell agreement or first refusal or preemptive rights agreement relating to any securities of the Company to which the Company is party or of which the Company has knowledge;

          (viii) agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Company has advanced or agreed to advance money or has agreed to lease any property as lessee or lessor other than travel and business-related advances of money to employees of an amount, in any case, greater than $5,000;

          (ix) agreement or obligation (contingent or otherwise) to issue, sell or otherwise distribute or to repurchase or otherwise acquire or retire any share of its capital stock or any of its other equity securities;

              (x) agreement under which it has granted any person any registration rights;

              (xi) agreement under which it has limited or restricted its right to compete with any person in any respect;

              (xii) leases pursuant to which the Company or any of its subsidiaries lease from others real property;

              (xiii) other contract, instrument, commitment, plan or arrangement, a copy of which would be required to be filed with the Securities and Exchange Commission (the "Commission") as an exhibit to a
                                                 ----------
        registration statement if the Company were registering securities under the Securities Act.

        (b) Except as disclosed in Section 2.5(b) of the Company Disclosure Schedule, (i) neither the Company nor any of its subsidiaries has breached, is in default under, or has received written notice of any breach of or default under, any of the agreements, contracts or other instruments referred to in clauses (i) through (xiii) of Section 2.5(a), (ii) to the best knowledge of the Company, no other party to any of the agreements, contracts or other instrument referred to in clauses (i) through (xiii) of Section 2.5(a) has breached or is in default of any of its obligations thereunder, and (3) each of the agreements, contracts and other instruments referred to in Section 2.5(a) is in full force and effect and is valid and binding upon the Company and, to the best knowledge of the Company or subsidiary, are binding on the other parties thereto.

        (c) Except as set forth in Section 2.5(c) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not, (i) in any material respect, conflict with or violate the Certificate of Incorporation or By-Laws of the Company, (ii) in any material respect, conflict with or violate any federal, foreign, state or provincial law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company or any of its subsidiaries or by which its or
 ----
any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default under), or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any right to obtain source code of the Company's products, any right to prior notice of the consummation of the transactions contemplated hereby, or result in the creation of a Lien on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected.

        (d) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, foreign, state or provincial governmental or regulatory authority except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws ("Blue Sky Laws"), any required United
                                          -------------
States or foreign antitrust or similar filings, and the filing and recordation of appropriate merger or other documents as required by the DCGL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent or delay the Company from performing its obligations under this Agreement, or would not otherwise have a Material Adverse Effect.

        SECTION 2.6   Compliance, Permits.
                      -------------------

        (a) Except as disclosed in Section 2.6(a) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which could not reasonably be expected to have a Material Adverse Effect.

        (b) Except as disclosed in Section 2.6(b) of the Company Disclosure Schedule, the Company and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the operation of the business of the Company and its subsidiaries taken as a whole as it is now being conducted (collectively, the "Company Permits"). Except as disclosed in Section
                              ---------------
2.6(b) of the Company Disclosure Schedule, the Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

        SECTION 2.7   Financial Statements.
                      --------------------

        (a) Attached to the Company Disclosure Schedule are (i) the audited balance sheets of the Company as of December 31, 1994 and 1995, together with the related statements of income and cash flows for the periods then ended, all certified by KPMG Peat Marwick, LLP, the Company's independent public accounts (the "Audited Financial Statements"), and (ii) the unaudited balance sheets of
      ----------------------------
the Company as of March 31, June 30 and September 30, 1996 and the related statements of income and cash flows for the three, six and nine month periods, respectively, then ended (the "Unaudited Financial Statements", and
                                        ------------------------------
together with the Audited Financial Statements, collectively the "Financial
                                                                  ---------
Statements").
----------

        (b) Each of the Financial Statements (including, in each case, any related notes thereto) was prepared in accordance with generally accepted accounting principles ("GAAP"), applied on a consistent basis throughout the
                        ----
periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the financial position of the Company and its subsidiaries as at the respective dates thereof and the results of its operations and cash flows and stockholder equity for the periods indicated, except that the Unaudited Financial Statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount and do not contain complete footnotes required by generally accepted accounting principles.

        SECTION 2.8   Absence of Certain Changes or Events.  Except as set forth
                      ------------------------------------
in Section 2.8 of the Company Disclosure Schedule, since December 31, 1995, the Company has conducted its business in the ordinary course, and there has not occurred: (a) any Material Adverse Effect; (b) any amendments or changes in the Certificate of Incorporation or Bylaws of the Company; (c) any damage to, destruction or loss of any asset of the Company (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect;
(d) any material change by the Company in its accounting methods, principles or practices; (e) any material revaluation by the Company of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;
(f) any other action or event that would have required the consent of Parent pursuant to Section 4.1 had such action or event occurred after the date of this Agreement; (g) any sale of the property or assets or any of its subsidiaries, except in the ordinary course of business; or (h) through the date hereof, any termination of a licensing or service agreement which could reasonably be expected to produce annual revenues for the Company in excess of $20,000 or receipt of notice of cancellation or termination thereof.

        SECTION 2.9   No Undisclosed Liabilities.  Except as is disclosed in
                      --------------------------
Section 2.9 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) in the aggregate adequately provided for on the face of the Company's audited balance sheet (or adequately described in any related notes thereto) for the fiscal year ended December 31, 1995 (the "1995
                                                                         ----
Company Balance Sheet") or (b) incurred since December 31, 1995 in the ordinary
---------------------
course of business consistent with past practice.

        SECTION 2.10   Absence of Litigation.  Except as set forth in Section
                       ---------------------
2.10 of the Company Disclosure Schedule, there are no claims, actions, suits, proceedings, governmental inquiries, arbitration proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any federal, foreign, state or provincial court, arbitrator or administrative, governmental or regulatory authority or body which could reasonably be expected to have a Material Adverse Effect.

        SECTION 2.11   Employee Benefit Plans, Employment Agreements.
                       ---------------------------------------------

        (a) Section 2.11(a) of the Company Disclosure Schedule lists all employee pension plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all employee welfare plans
                                          -----
(as defined in Section 3(1) of ERISA), and all other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other fringe or employee benefit plans, programs or arrangements, and any current employment, executive compensation, consulting or severance agreements, written or otherwise, for the benefit of, or relating to, any present or former employee (including any beneficiary of any such employee) of, or any present or former consultant (including any beneficiary of any such consultant) to the Company, any trade or business (whether or not incorporated) which is a member of a controlled group including the Company or which is under common control with the Company (an "ERISA Affiliate") within the meaning of Section 414 of the
                      ---------------
Code, or any other subsidiary of the Company (all such plans, practices and programs are referred to as the "Company Employee Plans"). There have been made
                                 ----------------------
available to Parent copies of (i) each of the Company Employee Plans that has been reduced to writing and a written description setting forth accurately and completely the material terms of each Company Employee Plan that has not been reduced to writing, (ii) the most recent annual report on Form 5500, with accompanying schedules and attachments, filed with respect to each of the Company Employee Plans for which such a report is or was required to be filed, and (iii) the most recent Internal Revenue Service determination letter with respect to each Company Employee Plan intended to be qualified under Section 401(a) of the Code.

        (b) (i) Except in each case as set forth in Section 2.11(b) of the Company Disclosure Schedule, none of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, and neither the Company nor any ERISA Affiliate has ever maintained, contributed to, or been required to contribute to, any plan that is or was a "multi-employer plan" as such term is defined in Section 3(37) of ERISA, a pension plan subject to Title IV of ERISA or a plan subject to Part 3 of Title I of ERISA; (ii) there has been no "prohibited transaction" as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Company Employee Plan;
(iii) all Company Employee Plans are in compliance in all material respects with the requirements prescribed by any and all Laws (including ERISA and the Code), currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, Internal Revenue Service (the "IRS") or Secretary of the Treasury), and the Company and each of
              ---
its subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Company Employee Plans where such default or violation could reasonably be expected to result in a Material Adverse Effect;

(iv) each Company Employee Plan intended to qualify under Section 401(a) of the Code or Section 408(k) of the Code so qualifies and each related trust or account intended to be exempt under Section 5.01(a) or Section 408(e) of the Code is exempt; and (v) there are no lawsuits or other claims (other than claims for benefits in the ordinary course) pending or, to the best knowledge of the Company, threatened with respect to any Company Employee Plan where such lawsuits or claims could reasonably be expected to result in a Material Adverse Effect.

        (c) Without limiting the generality of Section 2.11(a), Section 2.11(c) of the Company Disclosure Schedule sets forth a true and complete list of each current employee, officer or director of the Company or any of its subsidiaries who holds (i) any option to purchase Company Common Stock as of the date hereof, together with the number of shares of Company Common Stock subject to such option, the option price of such option, whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code ("ISO"), and the expiration date of such option; (ii) any other right,
       ---
directly or indirectly, to acquire Company Common Stock, together with the number of shares of Company Common Stock subject to such right. Section 2.11(c) of the Company Disclosure Schedule also sets forth the total number of such ISOs, such nonqualified options and such other rights. Section 2.11(c) of the Company Disclosure Schedule sets forth true and correct copies of the Company Stock Option Plans.

        (d) Without limiting the generality of Section 2.11(a), Section 2.11(d) of the Company Disclosure Schedule sets forth a true and complete list of: (i) all employment agreements with officers of the Company or any of its subsidiaries; (ii) all agreements with consultants who are individuals obligating the Company or any of its subsidiaries to make annual cash payments in an amount exceeding $50,000; (iii) all employees of, or consultants to, the Company or any of its subsidiaries who have executed a noncompetition agreement with the Company or any of its subsidiaries; (iv) all severance agreements, programs and policies of the Company or any of its subsidiaries with or relating to its employees, in each case with outstanding commitments exceeding $50,000, excluding programs and policies required to be maintained by law; and (v) all plans, programs, agreements and other arrangements of the Company or any of its subsidiaries with or relating to its employees which contain change in control provisions.

        SECTION 2.12   Labor Matters.  Except as set forth in Section 2.12 of
                       -------------
the Company Disclosure Schedule: (i) there are no controversies pending or, to the knowledge of the Company or any of its subsidiaries, threatened, between the Company or any of its subsidiaries and any of their respective employees which could reasonably be expected to result in a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries, nor does the Company or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) neither the Company nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries.

        SECTION 2.13   Restrictions on Business Activities.  Except for this
                       -----------------------------------
Agreement or as set forth in Section 2.13 of the Company Disclosure Schedule, there is no judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company or any of its subsidiaries, any acquisition of property by the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries as currently conducted or as proposed to be conducted by the Company.

        SECTION 2.14   Title to Property.  Except as set forth in Section 2.14
                       -----------------
of the Company Disclosure Schedule, the Company and each of its subsidiaries have good and marketable title to all of their properties and assets, free and clear of all Liens, except Liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which could not reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company, all leases pursuant to which the Company or any of its subsidiaries lease from others material amounts of real or personal property, are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default could not reasonably be expected to have a Material Adverse Effect. The Company does not own any real property.

        SECTION 2.15   Taxes.
                       -----

        (a) For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes,
                                             ---      -----
fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security (or similar), workers' compensation, unemployment compensation, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, including interest, penalties, additional taxes and additions to tax imposed with respect thereto; "Tax Returns" shall mean returns, reports, declarations,
                       -----------
forms and information returns or statements relating to Taxes including any schedule or attachment thereto required to be filed with the IRS or any other federal, foreign, state or provincial taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns and "Code" shall mean the Internal Revenue Code of 1986, as amended.
     ----

        (b) Other than as disclosed in Section 2.15(b) of the Company Disclosure Schedule, (i) the Company and its subsidiaries have filed all Tax Returns required to be filed by them and all such Tax Returns were true, correct and complete in all material respects, (ii) the Company and its subsidiaries have paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required) and with respect to which the Company is maintaining adequate reserves, (iii) no Tax Return referred to in clause (i) has been the subject of examination by the Internal Revenue Service ("IRS") or the appropriate state, local or foreign
                           ---
taxing authority of which written notice was received; (iv) no deficiencies have been asserted or assessments made as a result of any examinations of the Tax Returns referred to in clause (i) by the IRS or the appropriate state, local or foreign taxing authority; (v) no action, suit, proceeding, audit, claim, deficiency or assessment has been claimed or raised or is pending with respect to any Taxes of the Company or any of its subsidiaries; (vi) there are no other Taxes that would be due if asserted by a taxing authority, except with respect to which the Company or its subsidiaries maintain reserves to the extent currently required; (vii) there are no tax liens, other than for current taxes not yet due and payable, on any assets of the Company or any subsidiary thereof;
(viii) neither the Company nor any of its subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax, (ix) the Company and its subsidiaries have withheld and paid over all Taxes required to have been withheld and paid over in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, (x) the Company and its subsidiaries have made no payments, are not obligated to make any payments, and are not a party to any agreement which under any circumstance could obligate any of them to make any payments that would not be deductible under section 280G of the Code or would be subject to excise Tax under section 4999 of the Code, (xi) neither the Company nor any of its subsidiaries has filed a consent under section 341(f) of the Code, (xii) neither Company nor any of its subsidiaries is a party to any Tax allocation or sharing agreement, (xiii) neither the Company nor any of its subsidiaries is, or ever has been, a member of an affiliated group filing a consolidated federal income Tax Return other than the affiliated group of which the Company is now common parent and (xiv) the Company and its subsidiaries have no liability for the taxes of any other person by contract, as transferee or successor, or otherwise except for their liability under section 1.1502-6 of the Treasury regulations for the consolidated federal income tax liability of other members of the affiliated group of which the Company is now common parent.
Section 2.15(b) of the Company Disclosure Schedule contains a list of all jurisdictions in which the Company and each subsidiary is subject to Tax, and the nature of each such Tax. The accruals and reserves for Taxes (including deferred taxes) reflected in the Financial Statements are in all material respects adequate to cover all Taxes required to be accrued through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles.

        (c) Neither the Company nor any of its subsidiaries is, or has been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither the Company nor any of its subsidiaries owns any property of a character, the indirect transfer of which, pursuant to this Agreement, would give rise to any documentary, stamp or other transfer tax.

        SECTION 2.16   Environmental Matters.  Except as set forth in Section
                       ---------------------
2.16 of the Company Disclosure Schedule, and except in all cases as, in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries: (i) have obtained all Approvals which are required to be obtained under all applicable federal, state, foreign or local laws or any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or, approved thereunder relating to pollution or protection to the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes (collectively "Hazardous Materials") into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials or wastes by the Company or its subsidiaries or their respective agents ("Environmental Laws"); (ii) are
                                                 ------------------
and have been in compliance with all terms and conditions of such required Approvals, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; (iii) as of the date hereof, are not aware of nor have received notice of any past or present violations of Environmental Laws or any event, condition, circumstance, activity (including any off-site disposal of any Hazardous Materials), practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, against the Company or any of its subsidiaries based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, arrangement for disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or Hazardous Material; (iv) have taken all actions necessary under applicable Environmental Laws to register any products or materials required to be registered by the Company or its subsidiaries (or any of their respective agents) thereunder, (v) to the Company's knowledge, do not own, operate or lease any real property at which there has been any release or threat of release of any Hazardous Material that could create any liability under applicable Environmental Laws and (vi) have complied with any Environmental Laws requiring disclosure or notice to or permission from any governmental authority in order to consummate these transactions, including without limitation the New Jersey Industrial Site Recovery Act.

        SECTION 2.17   Intellectual Property.
                       ---------------------

        (a) The Company, directly or indirectly, owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, mask works, net lists, schematics, technology, trade secrets, research and development, know-how, technical data, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material (excluding Commercial Software as defined in paragraph (e) below) that are material to the business of the Company and its subsidiaries as currently conducted or as proposed to be conducted by the Company or its subsidiaries (the "Company
                                                                  -------
Intellectual Property Rights").  All of the Company's employees that have
----------------------------
participated in the development of the Company Intellectual Property have entered into agreements with the Company assigning all right, title and interest in the Company Intellectual Property therein to the Company.

        (b) Section 2.17(b) of the Company Disclosure Schedule sets forth a complete list of all patents, trademarks, copyrights, trade names and service marks, and any applications therefor, included in the Company Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. The Company has made available to Parent correct and complete copies of all such patents, trademarks, copyrights, applications, trade names and service names, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to Parent correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item.

        (c) Section 2.17(c)(i) of the Company Disclosure Schedule sets forth a complete list of all material licenses, sublicenses and other agreements as to which the Company or any of its subsidiaries is a party and pursuant to which the Company, any of its subsidiaries or any other person is authorized to use any Company Intellectual Property Right (excluding object code end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same ("End-User Licenses")) or other trade secret material to the Company or any of
  -----------------
its subsidiaries, and includes the identity of all parties thereto. None of the Company or any of its subsidiaries is in violation of any license, sublicense or agreement described on such list except such violations as do not materially impair the Company's or such subsidiary's rights under such license, sublicense or agreement. Section 2.17(c)(ii) of the Company Disclosure Schedule sets forth a complete list of any agreement pursuant to which the Company or any of its subsidiaries has authorized or may authorize any other person to obtain the source code associated with any Company Intellectual Property Rights. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will neither cause the Company or any of its subsidiaries to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement, except as set forth on Section 2.17(c)(iii) of the Company Disclosure Schedule. Other than pursuant to the Master Source Code Escrow Agreements, all of which are attached as Attachment

2.17(c)(iv) to the Company Disclosure Schedule, and except as set forth in
Section 2.17(c)(v) of the Company Disclosure Schedule, the Company has not sold or provided the source code to Company Intellectual Property Rights to any other person.

        (d) Except as disclosed in the Company Disclosure Schedule, either the Company or one of its subsidiaries is the owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances) the Company Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay compensation or royalties to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property Rights are being used. Except as disclosed in Section 2.17(d) of the Company Disclosure Schedule, none of the Company and its subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of third parties. Except as set forth in the Company Disclosure Schedule, none of the Company and its subsidiaries and the directors and officers (and employees with responsibility for Company Intellectual Property Rights matters) of the Company has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any intellectual property rights of any third party). Except as disclosed in the Company Disclosure Schedule, to the knowledge of any of the Company and its subsidiaries and the directors and officers (and employees with responsibility for Company Intellectual Property Rights matters) of the Company and the subsidiaries, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Company Intellectual Property Rights. All registered trademarks, service marks and copyrights held by the Company are valid and subsisting. No Company Intellectual Property Right or product of the Company or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has entered into any agreement under which the Company or its subsidiaries is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market. The Company and its subsidiaries have a policy requiring each employee to execute a confidentiality agreement substantially in the form previously delivered to Parent.

        (e) "Commercial Software" means packaged commercially available software programs generally available to the public through retail dealers in computer software which have been licensed to the Company or any of its subsidiaries pursuant to end-user licenses and which are used in the Company's or its subsidiaries' business but are in no way a component of or incorporated in or specifically required to develop or support any of the Company's or its subsidiaries' products and related trademarks, technology and know how.

        SECTION 2.18   Interested Party Transactions.  Except as set forth in
                       -----------------------------
Section 2.18 of the Company Disclosure Schedule, since December 31, 1995, no event has occurred that would be required to be disclosed in a registration statement as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K (promulgated by the SEC) if the Company were registering securities under the Securities Act; provided, however, that for purposes of this Agreement, any
                --------  -------
transaction in which the amount involved exceeds $20,000 and which would otherwise have to be disclosed (pursuant to Item 404 of Regulation S-K) if the amount involved exceeded $60,000, will be deemed required to be disclosed pursuant to Item 404 of Regulation S-K.

        SECTION 2.19   Insurance.  All material fire and casualty, general
                       ---------
liability, business interruption, product liability, professional liability and damage insurance policies maintained by the Company or any of its subsidiaries are in character and amount at least equivalent to that carried by persons engaged in similar businesses of similar size and scope and subject to the same or similar perils or hazards, and all such policies provide full and adequate coverage for all normal risks incident to the business of the Company and its subsidiaries and their respective properties and assets.

        SECTION 2.20   Accounts Receivable.  The accounts receivable of the
                       -------------------
Company and its subsidiaries as reflected in the most recent Financial Statements, to the extent uncollected on the date hereof and the accounts receivable reflected on the books of the Company and its subsidiaries are valid and existing and represent monies due, are current and collectible and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for receivables not collectible in the ordinary course of business as reflected on the face of the September 30, 1996 Balance Sheet as adjusted for time through the Closing Date in accordance with past practice and custom, and (subject to the aforesaid reserves) are subject to no refunds or other adjustments and to no defenses, rights of setoff, assignments, restrictions, encumbrances or conditions enforceable by third parties on or affecting any thereof.

        SECTION 2.21   Brokers.  Except as set forth in Section 2.21 of the
                       -------
Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or its subsidiaries or affiliates.

        SECTION 2.22   Change in Control Payments.  Except as set forth in
                       --------------------------
Section 2.11(d) or Section 2.22 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries have any plans, programs or agreements to which they are parties, or to which they are subject, pursuant to which payments may be required or acceleration of benefits may be required upon a change of control of the Company (as, for example, the acceleration of stock options upon the Merger).

        SECTION 2.23   Expenses.  Section 2.23 of the Company Disclosure
                       --------
Schedule attached hereto sets forth a description of the estimated expenses of the Company and its subsidiaries which the Company expects to incur, or has incurred, in connection with the transactions contemplated by this Agreement.

        SECTION 2.24  Full Disclosure.  No representation or warranty made by
                      ---------------
the Company contained in this Agreement and no statement contained in any certificate or schedule furnished or to be furnished by the Company or its subsidiaries to Parent or Merger Sub in, or pursuant to the provisions of, this Agreement, including the Company Disclosure Schedules, contains or shall contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in the light of the circumstances under which it was made and based upon the facts and circumstances existing at the time it was made, in order to make statements herein or therein not misleading in any material respect. Projections contained in any materials provided by the Company to Parent were based upon reasonable assumptions made by the Company in the exercise of its reasonable business judgment. Such projections may be subject to change based upon economic conditions and customer buying patterns and other factors outside of the Company's control. Except as set forth in
Section 8.1(h) hereof, the Company shall have no liability whatsoever with respect to such projections.

                                 ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that, except as set forth in the written disclosure schedule deliver on or prior to the date hereof by Parent to the Company that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III (the "Parent Disclosure Schedule"):
                                    --------------------------

        SECTION 3.1   Organization and Qualification; Subsidiaries.  Each of
                      --------------------------------------------
Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted. Each of Parent and each of its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failure to be so duly qualified or licensed and in good standing that could not reasonably be expected to have a Material Adverse Effect.

        SECTION 3.2   Charter and By-Laws.  Parent has heretofore furnished to
                      -------------------
the Company a complete and correct copy of its Articles of Incorporation and By-Laws, as amended to date. Such Articles of Organization and By-Laws are in full force and effect.

        SECTION 3.3   Capitalization.  As of September 30, 1996, the authorized
                      --------------
capital stock of Parent consisted of (i) 112,000,000 shares of Parent Common Stock of which 82,892,633 shares were issued and outstanding, all of which are validly issued, fully paid and nonassessable, 2,555,709 of which were held in treasury, 3,048,626 shares were reserved for future issuance under Parent's equity incentive plans and (ii) 3,500,000 shares of preferred, stock, $.01 par value per share, none of which was issued and outstanding. No material change in such capitalization has occurred between September 30, 1996 and the date hereof. The authorized capital stock of Merger Sub consists of 3,000 shares of common stock, $.01 par value, of which 100 shares are issued and outstanding, all of which are owned by Parent.

        SECTION 3.4   Authority Relative to this Agreement.  Each of Parent and
                      ------------------------------------
Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated thereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligations of Parent and Merger Sub enforceable against each of them in accordance with its terms.

        SECTION 3.5   No Conflict, Required Filings and Consents.
                      ------------------------------------------

        (a) Except as set forth in Section 3.5(a) of the Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not,
(i) conflict with or violate the Articles of Incorporation or By-Laws of Parent or Merger Sub, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair Parent's or any of their subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any, of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except in any such case for any such conflicts, violations, breaches, defaults or other occurrences that could not reasonably be expected to have a Material Adverse Effect.

        (b) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Bank Holding Company Act of 1956, as amended, the Securities Act, the Exchange Act, the Blue Sky Laws, any United States or foreign antitrust or similar filings, and the filing and recordation of appropriate merger or other documents as required by the DCGL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay, consummation of the Merger, or otherwise prevent Parent or Merger Sub from performing their respective obligations under this Agreement, and would not have a Material Adverse Effect.

        SECTION 3.6   SEC Filings; Financial Statements.
                      ---------------------------------

        (a) Parent has filed all forms, reports and documents required to be filed with the SEC and has heretofore delivered to the Company, in the form filed with the SEC, (i) its Annual Reports on Form 10K for the fiscal years ended December 31, 1995 and December 31, 1994, (ii) its Reports on Form 10-Q for the quarters ended March 31 and June 30, 1996, (iii) all proxy statements relating to Parent's meetings of stockholders (whether annual or special) since January 1, 1995, (iv) all other reports or registration statements (other than Reports on Form 10Q) filed by Parent with the SEC since January 1, 1996, and (v) all amendments and supplements to all such reports and registration statements filed by parent with the SEC (collectively, the "Parent SEC Reports"). The
                                                 ------------------
Parent SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

        (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments, which were not or are not expected to be material in amount.

        SECTION 3.7   Form S-3 Registration Statement.  The Form S-3
                      -------------------------------
registration statement (the "Registration Statement") pursuant to which the Parent Common Stock to be issued in the Merger will be registered with the SEC shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company which is contained in the Registration Statement. The Registration Statement shall comply in all material respects as to form with the requirements of the Securities Act and the rules and regulations thereunder. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company or its stockholders which is contained in, or furnished in connection with the preparation of, the Registration Statement.

        SECTION 3.8   No Prior Activities.  As of the date hereof and the
                      -------------------
Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

                                 ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

        SECTION 4.1  Conduct of Business by the Company Pending the Merger.  The
                     -----------------------------------------------------
Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless Parent, acting through its Chief Financial Officer and any successor thereto, shall otherwise agree in writing, the Company shall conduct its business and shall cause the businesses of its subsidiaries to be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice other than actions taken by the Company or its subsidiaries in contemplation of the Merger and in accordance with the operations budget as of the date hereof; and the Company shall use all reasonable commercial efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

        (a) take any action, or fail to take any actions, itself or through any controlled affiliates, which would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code;

        (b) amend or otherwise change the Charter or By-Laws of the Company or any of its subsidiaries which would impair the transactions contemplated by this Agreement;

        (c) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in the Company, any of its subsidiaries or affiliates (except for the issuance of shares of Company Common Stock issuable pursuant to Stock Options which were granted under either the Company Stock Option Plans and are outstanding on the date hereof or in connection with the conversion of the Company Preferred Stock into shares of Company Common Stock);

        (d) sell, pledge, dispose of or encumber any assets of the Company or any of its subsidiaries (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions of obsolete or worthless assets, and (iii) sales of immaterial assets not in excess of $25,000 in the aggregate);

        (e) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of the Company may declare and pay a dividend to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (except for the issuance of shares of Company Common Stock issuable pursuant to Stock Options which were granted under either the Company Stock Option Plan and are outstanding on the date hereof or in connection with the Conversion or other conversion of the Company Preferred Stock into shares of Company Common Stock), or (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any subsidiary to purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, including, without limitation, shares of Company Common Stock or any option, warrant or right, directly or indirectly, to acquire shares of Company Common Stock, or propose to do any of the foregoing;

        (f) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money calling for aggregate payments in excess of $1,000,000 or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person or, except in the ordinary course of business consistent with past practice, make any loans or advances; (iii) enter into or amend any material contract or agreement; (iv) authorize any capital expenditures, purchase of fixed assets or lease of property or equipment which are, in the aggregate, in excess of $25,000, for the Company and its subsidiaries taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.1(f);

        (g) increase the compensation payable or to become payable to its officers or employees, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Company or any of its subsidiaries, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, except, in each case, as may be required by law; provided, however, the Company may increase wages in the ordinary course of
     --------  -------
business consistent with the Company's past practice and timing but not more than 10% for any individual employee;

        (h) take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable);

        (i) make any material tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign tax liability or agree to an extension of a statute of limitations;

        (j) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the Financial Statements or incurred in the ordinary course of business and consistent with past practice; or

        (k) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (j) above, that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

        SECTION 4.2   Exclusive Dealing.
                      -----------------

        (a) During the period from the date of this Agreement to the earlier of the Closing Date or termination of this Agreement, the Company shall not and shall cause its officers, directors, employees, agents or advisors or other representatives or consultants not to, directly or indirectly, encourage, solicit, initiate, participate in or otherwise be a party to any discussions or negotiations with any person or entity concerning (A) any merger or consolidation of the Company with any person other than Parent or Merger Sub,
(B) any sale of assets of the Company, except the sale of inventory in the ordinary course of business to any person other than Parent or Merger Sub, (C) any equity or debt investment in the Company or any subsidiary by any person, or (D) any purchase of outstanding securities of the Company by any person.

        (b) The Company shall ensure that the officers, directors and employees of the Company and its subsidiaries and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this Section.

        SECTION  4.3  Employment Agreements.  At or prior to the Closing,
                      ---------------------
each of Gerald Finsen, Jr. William Mayhall and James Mayhall (the "Management
                                                                   ----------
Stockholders") will execute and deliver to Parent an employment agreement
------------
substantially in the form of Exhibit 4.3 (the "Employment Agreements").
                                               ---------------------

        SECTION   4.4  Noncompetition Agreements.  At or prior to the Closing,
                       -------------------------
each of the Management Stockholders will execute and deliver to Parent a noncompetition agreement substantially in the form of Exhibit 4.4 (the

"Noncompetition Agreements").
--------------------------

                                 ARTICLE V

                             ADDITIONAL AGREEMENTS

        SECTION 5.1  Registration Statement.  If the Effective Time occurs on or
                     ----------------------
before November 15, 1996, then within ten (10) days after November 15, 1996, or if the Effective Time occurs after November 15, 1996, then within ten (10) business days after the Effective Time, in accordance with the Registration Rights Agreement (as defined herein) Parent shall prepare and file with the SEC the Registration Statement of the Parent with respect to the Parent Common Stock to be issued in connection with the Merger and shall use all reasonable efforts to cause the Registration Statement to become effective as soon as practicable.

        SECTION 5.2  Access to Information; Confidentiality.  Upon reasonable
                     --------------------------------------
notice and subject to restrictions contained in confidentiality agreements, none of which is material to the Company, to which such party is subject (from which such party shall use reasonable efforts to be released), the Company and Parent shall each (and shall cause each of their subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company and Parent each shall (and shall cause each of their subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other's business, properties and personnel as either Parent or the Company may reasonably request. In performing this review, Parent agrees that prior to contacting any employee or customer of the Company, Parent and the Company will reasonably concur on a process and procedure in order to preserve ongoing customer and employee relations. Each party shall keep such information confidential in accordance with the terms of any prior Confidentiality Agreement executed between Parent and the Company.

        SECTION 5.3   Consents; Approvals.  The Company and Parent shall each
                      -------------------
use their reasonable best efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitations, all United States and foreign governmental and regulatory rulings and approvals), and the Company and Parent shall make all filings (including, without limitation all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby, in each case as promptly as practicable. The Company and Parent shall furnish promptly all information required to be included in any application or other filing to be made pursuant to the rules and regulations of any United States or foreign governmental body in connection with the transactions contemplated by this Agreement. If either party receives a request for additional information or documentary material from any governmental authority with respect to the transactions contemplated hereby, then such party shall take all reasonable efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. The parties will cooperate in connection with reaching any understandings, undertakings or agreements (oral or written) involving any governmental authority in connection with the transactions contemplated hereby.

        SECTION 5.4   Stockholder Agreement and Investment Letter.  Each
                      -------------------------------------------
Stockholder agrees to execute a Stockholder Agreement and Investment Letter in the form of Exhibit 5.4 (a "Stockholder Agreement") concurrently with execution of this Agreement or as promptly as practicable after (a) the date of this Agreement (with respect to Stockholders as of the date of this Agreement) or (b) the date such persons become Stockholders.

        SECTION 5.5   Notification of Certain Matters.  The Company shall give
                      -------------------------------
prompt notice to Parent (for purposes of this Section 5.5, notice to or by the Chief Financial Officer of Parent shall constitute notice to or by Parent), and Parent shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to become materially untrue or inaccurate, (ii) the termination of a licensing or service agreement which could reasonably be expected to produce annual revenues for the Company in excess of $20,000 or receipt of notice of cancellation or termination thereof, or (iii) any failure of the Company, Parent, or Merger Sub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided,
                                                               --------
however, that the delivery of any notice pursuant to this Section shall not
-------
limit or otherwise affect the remedies available hereunder to the party receiving such notice; and provided, further, that failure to give such notice
                           --------  -------
shall not be treated as a breach of
covenant for the purposes of Sections 6.2(a) or 6.3(a) unless the failure to give such notice results in material prejudice to the other party.

     SECTION 5.6  Further Action/Tax Treatment.  Upon the terms and subject to
                  ----------------------------
the conditions hereof each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. The foregoing covenant shall not include any obligation by Parent to agree to divest, abandon, license or take similar action with respect to any assets (tangible or intangible) of Parent or the Company. Each of Parent, Merger Sub and the Company shall use its best efforts to cause the Merger to qualify, and will not (both before and after consummation of the Merger) take any actions which to its knowledge could reasonably be expected to prevent the Merger from qualifying as a reorganization under the provisions of
Section 368 of the Code.

     SECTION 5.7  Public Announcements.  Except as may be required by law or the
                  --------------------
New York Stock Exchange, Parent and Company shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld. The parties shall issue a press release and make a public announcement of the signing of this Agreement and the transactions contemplated hereby within two business days of the execution of this Agreement.

     SECTION 5.8  Conveyance Taxes.  Parent and the Company shall cooperate in
                  ----------------
the preparation, execution and filing of all returns, questionnaires, applications, of other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed at or before the Effective Time.

     SECTION 5.9  Non-Solicitation.  If the transactions contemplated by this
                  ----------------
Agreement are not consummated, Parent and its affiliates shall not, for a period of one year from the date of this Agreement, directly or indirectly solicit any employee of the Company or any of its subsidiaries to terminate such employee's employment with the Company or any of its subsidiaries.

     SECTION 5.10      Benefit Plans.  To the extent not otherwise required by
                       -------------
law, for a period of one year after the Effective Time Parent intends to keep in place Company welfare plans and fringe benefit plans on terms not materially less favorable to employees of the Company as were in effect as of the date of this Agreement. Parent may include Company employees in Parent's welfare plans (within the meaning of Section 3(1) of ERISA) and fringe benefit plans on the same basis and terms as Parent employees and, in any event, with respect to particular welfare plans of Parent, upon the termination of the equivalent Company welfare plans; and until such time of inclusion, Parent intends to cause the Surviving Corporation to maintain in effect, on terms not materially less favorable to employees of the Company as were in effect at the date of this Agreement, all existing employee plans of the Company. All welfare benefit plans of Parent or the Surviving Corporation in which the Company's employees participate after the Effective Time shall (i) recognize expenses and claims that were incurred by the Company's employees in the year in which the Effective Time occurs and entitle Company employees to applicable copayments and deductibles, if any, at a rate not higher than that in effect under the corresponding welfare benefit plan of the Company in effect at the Effective Time, and (ii) provide coverage for preexisting health conditions to the extent covered under the applicable plans or programs of the Company as of the Effective Time. In addition, for eligibility purposes under plans of the Surviving Corporation or the Parent, service by an Employee for the Company prior to the Effective Time shall be taken into account to the same extent as service for the Parent; provided, that nothing hereby shall require the
                        --------
inclusion any such Employee in any such plan prior to the Effective Time, and further provided, that in determining the amount of vacation pay owed to any
------- --------
such Employee from and after the Effective Time under the applicable terms of the vacation pay plan of the Surviving Corporation or the Parent (which terms need not be comparable to the terms of the vacation plan or policy of the Company), credit shall be given for such Employee's service for the Company prior to the Effective Time. Employees of the Company as of the Effective Time shall be permitted to participate in Parent's Employee Stock Purchase Plan (if any) commencing on the first enrollment date following the Effective Time, subject to compliance with the eligibility provisions of such plan (with employees receiving credit, for purposes of such eligibility provisions, for service with the Company).

     SECTION 5.11      Listing of Parent Common Shares.  Parent shall cause the
                       -------------------------------
Parent Common Shares to be issued in the Merger to be approved for listing on The New York Stock Exchange (or the principal exchange on which Parent's Common Shares are then trading) upon effectiveness of the Registration Statement.

     SECTION 5.12      Waiver of Defaults.  The Company shall use its reasonable
                       ------------------
best efforts, as directed by Parent, until the Effective Time from the date hereof to obtain a waiver of any breach or default listed in Section 2.5(c) of the Company Disclosure Schedule (the "Breached Contracts") with respect to the
                                      ------------------
representation set forth in Section 2.5(c)(iii); provided, however, that if the
                                                 --------  -------
Company has been using its reasonable best efforts to obtain a waiver of any Breached Contract, the failure of the Company to obtain such waiver shall not result in any termination of this Agreement.

     SECTION 5.13      Warrants.  Each Stockholder shall exercise, immediately
                       --------
before Closing, all Series A Preferred Stock Warrants held by such Stockholder (the "Warrants") by paying the entire exercise price of the Warrants in cash.
      --------

     SECTION 5.14  Conversion.  Each Stockholder who holds Company
                   ----------
Preferred Stock agrees that he or it will not convert such Company Preferred Stock into Company Common Stock at any time.

                                 ARTICLE VI

                            CONDITIONS TO THE MERGER

     SECTION 6.1   Conditions to Obligation of Each Party to Effect the Merger.
                   -----------------------------------------------------------
The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a)  Bank Holding Company Act of 1956.  The notice periods applicable to
          --------------------------------
the Merger shall have terminated and any approvals required under the Bank Holding Company Act of 1956, as amended to consummate the Merger shall have been obtained.

     (b)  No Injunctions or Restraints; Illegality.  No temporary restraining
          ----------------------------------------
order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal; and

     (c)  Governmental Actions.  There shall not have been instituted, pending
          --------------------
or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction in either case, seeking to prohibit or limit Parent from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by Parent or any of its subsidiaries of all or a material portion of the business or assets of Parent or any of its subsidiaries, or seeking to compel Parent or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Parent or any of its subsidiaries (including the Surviving Corporation and its subsidiaries), as a result of the Merger or the transactions contemplated by this Agreement.

     SECTION 6.2   Additional Conditions to Obligations of Parent and Merger
                   ---------------------------------------------------------
Sub. The obligations of Parent and Merger Sub to effect the Merger are also
---
subject to the following conditions:

     (a) Representations and Warranties.  The representations and warranties of
         ------------------------------
the Company contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause
(iii)), and (iii) where the failure to be true and correct could not reasonably be expected to have a Material Adverse Effect, with the same force and effect as if made at and as of the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the President of the Company;

     (b) Agreements and Covenants.  The Company shall have performed or complied
         ------------------------
with in all material respects all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by the President and the Chief Financial Officer of the Company;

     (c) Consents Obtained.  All consents, waivers, approvals, authorizations or
         -----------------
orders required to be obtained, and all filings required to be made, by the Company which are material to be conduct of the business of the Company (taken as a whole) or for the due authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company except as set forth on Section
2.5 of the Company Disclosure Schedule;

     (d) Opinion of Counsel to the Company.  Parent shall have received an
         ---------------------------------
opinion of Testa, Hurwitz & Thibeault, LLP, counsel to the Company in form and substance reasonably satisfactory to Parent;

     (e) Letter of Continuity of Interest.  Parent shall have received from each
         --------------------------------
person who is identified in Schedule 6.2(e) as an "affiliate" of the Company, a letter substantially in the form of Exhibit 6.2(e) hereto (the "Letter of
                                                                ---------
Continuity of Interest");
----------------------

     (f) Registration Rights Agreement.  The Registration Rights Agreement
         -----------------------------
substantially in the form of Exhibit 6.2(f) (the "Registration Rights
                                                  -------------------
Agreement") shall have been executed and delivered by Parent and the Company's stockholders;

     (g) Escrow Agreement.  Each of Escrow Agent, the Company and the
         ----------------
Stockholder Representative shall have executed and delivered to Parent an Escrow Agreement substantially in the form of Exhibit 6.2(g) (the "Escrow Agreement");
                                                            ----------------
and

     (h) Employment Agreements.  Each of the Employment Agreements shall have
         ---------------------
been executed and delivered to the Parent.

     (i) Noncompetition Agreements.  Each of the Noncompetition Agreements shall
         -------------------------
have been executed and delivered to Parent.

     (j) Termination of Contracts.  Except as set forth in Schedule 6.2(j), all
         ------------------------
contracts between the Company and any affiliate of the Company shall have been terminated and satisfactory evidence thereof shall have been provided to Parent at the Effective Time.

     (k) Stock Powers.  Each of the Stockholders shall have delivered to the
         ------------
Escrow Agent, stock powers duly executed in blank with respect to the Parent Common Stock placed in the Escrow Account.

     SECTION 6.3  Additional Conditions to Obligation of the Company.  The
                  --------------------------------------------------
obligation of the Company to effect the Merger is also subject to the following conditions:

     (a) Representations and Warranties.  The representations and warranties of
         ------------------------------
Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause (iii)), and (iii) where the failure to be true and correct could not reasonably be expected to have a Material Adverse Effect, with the same force and effect as if made on and as of the Effective Time, and the Company shall have received a certificate to such effect signed by an executive officer of Parent;

     (b) Agreements and Covenants.  Parent and Merger Sub shall have performed
         ------------------------
or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective, and the Company shall have received a certificate to such effect signed by the Chairman and the Chief Financial Officer of Parent;

     (c) Consents Obtained.  All material consents, waivers, approvals,
         -----------------
authorizations or orders required to be obtained, and all filings required to by made, by Parent and Merger Sub or the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Parent and Merger Sub;

     (d) Letter of Continuity of Interest.  Company shall have received from
         --------------------------------
each person who is identified in Schedule 6.2(e) as an "affiliate" of the Company, a Letter of Continuity of Interest and from Parent and Merger Sub a Representation Letter in the form attached as Exhibit 6.3(d) (the
"Representation Letter");
 ---------------------

     (e) Opinion of Counsel to Parent.  The Company shall have received an
         ----------------------------
opinion of counsel to Parent, in form and substance reasonably satisfactory to the Company; and

     (f) Registration Rights Agreement.  The Registration Rights Agreement shall
         -----------------------------
have been executed and delivered by Parent and the Stockholders.

                                  ARTICLE VII

                                  TERMINATION

     SECTION 7.1  Termination.  This Agreement may be terminated at any time
                  -----------
prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company or Parent;

     (a) by mutual written consent duly authorized by either the Chairman or the President of each of Parent and the Company; or

     (b) by either Parent or the Company if the Merger shall not have been consummated by December 6, 1996 (provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

     (c) by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (provided that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party who has not complied with its obligations under Section 5.7 and such noncompliance materially contributed to the issuance of any such order, decree or ruling or the taking of such action); or

     (d) by Parent if (i) there has been a material breach by the Company of any material covenant, representation or warranty when made contained in this Agreement, (ii) Parent has notified the Company in writing of the existence of such breach, and (iii) the Company has failed to cure such breach within 10 days after receiving such notice (or if such breach is not capable of being cured within such 10 day period, but is capable of being cured within 30 days, the breaching party shall have commenced good faith steps to promptly cure such breach);

     (e) by the Company if (i) there has been a material breach by Parent of a material covenant, representation or warranty contained in this Agreement, (ii) the Company has notified Parent in writing of the existence of such breach, and
(iii) Parent has failed to cure such breach within 10 days after receiving such notice (or if such breach is not capable of being cured within such 10 day period, but is capable of being cured within 30 days, the breaching party shall have commenced good faith steps to promptly cure such breach);

     SECTION 7.2  Effect of Termination.  In the event of the termination of
                  ---------------------
this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except (i) as set forth in
Section 7.3 and Section 8.1 hereof, and (ii) nothing shall relieve any party from liability for any breach hereof.

     SECTION 7.3  Fees and Expenses.  All fees and expenses incurred in
                  -----------------
connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; provided, however, that the Parent shall pay the fees and expenses, incurred in connection with the preparation, filing printing of the Registration Statement (including any preliminary materials related thereto and including any registration fees payable to the
SEC) and any amendments or supplements thereto and, in the event the Merger is consummated, the Parent shall be responsible for the legal, investment banking, financial advisory, accounting and other fees and expenses of the Company presented by the Company for payment one day prior to the Closing Date with respect to the transactions contemplated by this Agreement (including any governmental filings) and the Stockholders shall be responsible for any such fees and expenses submitted to the Company thereafter (the "Excess Fees").
                                                             -----------

                                 ARTICLE VIII

                               GENERAL PROVISIONS

   SECTION 8.1 Indemnification.
               ---------------

   (a) Charters and By-Laws.
       --------------------

       (i)   Parent agrees that all rights to indemnification or exculpation now existing in favor of the employees, agents, directors or officers of the Company (the "Company Indemnified Parties") as provided in its charter or By-
                 ---------------------------
   Laws shall continue in full force and effect for a period of not less than six years from the Closing Date; provided, however, that, in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims. Any determination required to be made with respect to whether a Company Indemnified Party's conduct complies with the standards set forth in the charter or By-Laws of the Company or otherwise shall be made by independent counsel selected by the Company Indemnified Party reasonably satisfactory to the Surviving Corporation (whose fees and expenses shall be paid by the Surviving Corporation). From and after the Effective Time, the Parent shall guarantee the obligations of the Surviving Corporation under this Section 8.1(a).

       (ii) The Company shall, to the fullest extent permitted under applicable law or under the Company's Certificate of Incorporation, By-laws or any applicable indemnification agreements and regardless of whether the Merger becomes effective, indemnify, defend and hold harmless, and, after the Effective Time, the Parent shall, and shall cause the Surviving Corporation, to the fullest extent permitted under applicable law, to indemnify, defend and hold harmless, each present and former director, officer or employee of the Company or any of its subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, (x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time. Any determination required to made with respect to whether an Indemnified Party's conduct complied with the standards set forth under Delaware law, the Company's Certificate of Incorporation, By-laws or indemnification agreements, as the case may be, shall be made by independent counsel mutually acceptable to Parent and the Indemnified Party.

         (iii) Parent shall and shall cause the Surviving Corporation to honor and fulfill in all respects the obligations of the Company pursuant to indemnification agreements with the Company's directors and officers existing at or before the Effective Time.

         (iv) This Section shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of the Surviving Corporation and shall be enforceable by the Company Indemnified Parties.

   (b) Survival of Representations and Warranties.
       ------------------------------------------

       (i) The representations and warranties of the Company made in this Agreement and in the documents and certificates delivered in connection herewith, shall survive the Merger from the Closing Date and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement until eighteen (18) months after the Closing Date (the "Cutoff Date").
         -----------

       (ii) No claim for indemnification under this Section 8.1 for breach of a representation or warranty may be commenced after the Cutoff Date; provided, however, that claims made within the applicable time period shall survive to the extent of such claim until such claims is finally determined, settled or resolved and, if applicable, paid.

   (c) General Indemnification of the Parent and Merger Sub.  The Sellers
       ----------------------------------------------------
hereby agree that from and after the Closing they will indemnify, defend, protect, and hold harmless each of Parent, Merger Sub, the Surviving Corporation and each of their respective subsidiaries and affiliates (each in its capacity as an indemnified party, an "Indemnitee") at all times from and after the Closing from and against
           ----------
all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) (collectively

"Damages") incurred by such Indemnitee as a result of or incident to (i) any
 -------
breach of any representation or warranty of the Company set forth herein or in any certificate or other document delivered in connection herewith (as such representation or warranty would read if all qualifications as to materiality were deleted from it) with respect to which a claim for indemnification is brought by an Indemnitee within the applicable survival period, if any, described in Section 8.1(b), (ii) any breach or nonfulfillment, in any material respect, by the Company, or any noncompliance by the Company with, any covenant, agreement, or obligation contained herein or in any certificate or other document delivered in connection herewith expect to the event waived by Parent,
(iii) any claim by a stockholder or former stockholder of the Company or any other person, firm, corporation or entity, seeking to assert, or based upon:
(A) ownership or rights of ownership to any shares of capital stock of the Company; (B) any rights of the stockholder (other than the right to receive the Merger Consideration pursuant to this Agreement or appraisal rights under the applicable provisions of the DGCL), including any option, preemptive rights, or rights to notice or to vote; (C) any rights under the charter or bylaws of the Company; or (D) any claim that his, here or its shares were wrongfully repurchased by the Company, regardless of whether an action, suit or preceding can or has been made against the Company and (iv) any Excess Fees.

     (d) Specific Indemnification.  To the extent that indemnification is
         ------------------------
unavailable under Section 8.1(c) because there are no funds in the Escrow Account, the Management Stockholders covenant and agree that from and after the Closing they will indemnify, defend, protect and hold harmless each Indemnitee from and against all Damages not to exceed $10,000,000 in the aggregate incurred by any of them in connection with any breach of any representation or warranty of the Company set forth in Sections 2.1, 2.3 and 2.17 with respect to which a claim for indemnification is brought by an Indemnitee within the applicable survival period described in Section 8.1(b). The procedures set forth in
Section 3 of the Escrow Agreement shall serve as the basis for the procedures with respect to the notification and settlement of indemnification claims made pursuant to this Section 8.1(d).

     (e) Third Person Claims.  Promptly after an Indemnitee has received notice
         -------------------
of or has knowledge of any claim by a person not a party to this Agreement ("Third Person") or the commencement of any action or proceeding by a Third
  ------------
Person, the Indemnitee shall, as a condition precedent to a claim with respect thereto being made against the Escrow Agreement, give the Stockholders' Representative written notice of such claim or the commencement of such action or proceeding; provided, however, that the failure to give such notice will not effect the Indemnities' right to indemnification hereunder with respect to such claim, action or proceeding, except to the extent that the Stockholders' Representative has, or the stockholders have, been actually prejudiced as a result of such failure. If the Stockholder Representative notifies the Indemnitee within 30 days from the receipt of the foregoing notice that he wishes to defend against the claim by the Third Person and if the estimated amount of the claim, together with all other claims made against the Escrow Funds that have not been settled, is less than the remaining balance of the Escrow Funds, then the Stockholder Representative shall have the right to assume and control the defense of the claim by appropriate proceedings with counsel reasonably acceptable to Indemnitee, and the Stockholder Representative shall be entitled to reimbursement out of the Escrow Funds for such defense.
The Indemnitee may participate in the defense, at its sole expense of any such claim for which the Stockholder Representative shall have assumed the defense pursuant to the preceding sentence, provided that counsel for the Stockholder Representative shall act as lead counsel in all matters pertaining to the defense or settlement of such claims, suit or proceedings; provided, however, that Indemnitee shall control the defense of any claim or proceeding that in Indemnitee's reasonable judgment could have a material and adverse effect on Indemnitee's business apart from the payment of money damages. The Indemnitee shall be entitled to indemnification for the reasonable fees and expenses of its counsel for any period during which the Stockholder Representative shall have assumed the defense of any claim, neither the Indemnitee nor the Stockholder Representative shall make any settlement with respect to any such claim, suit or proceeding without the prior consent of the other, which consent shall not be unreasonably withheld or delayed. It is understood and agreed that in situations where failure to settle a claim expeditiously could have an adverse effect on the party wishing to settle, the failure of the party controlling the defense to act upon a request for consent to such settlement within five business days of receipt of notice thereof shall be deemed to constitute consent to such settlement for purposes of this Section 8.1

     (f) Limitations on Indemnification.  No Indemnified Party shall be entitled
         ------------------------------
to indemnification under this Section 8.1 for Damages relating to breaches of representations and warranties set forth herein or in any certificate or document delivered in connection herewith as provided in this Section 8.1, until the aggregate amount of Damages incurred by such Person or Persons exceeds $250,000, in which event such Persons shall be entitled to indemnification for all Damages; provided, however, that no Indemnified Party shall be entitled to
             --------  -------
indemnification under this Section 8.1 for Damages in respect of a breach of a representation or warranty qualified as to materiality unless such Damages, individually or as part of a series of claims arising from the breach of such representation or warranty, equal or exceed $50,000, in which event such Indemnified Party shall be entitled to indemnification for all Damages in respect of the breach of such representation or warranty without regard to the qualification as to materiality. Notwithstanding any provision in this Agreement to the contrary, all Damages shall be net of any insurance proceeds actually received that are attributable to such Damages.

     (g) Method of Payment.  The aggregate liability of the Stockholders with
         -----------------
respect to the matters set forth in Section 8.1 (other than with respect to matters set forth in Section 8.1(d)) shall not exceed the aggregate amount available in the Escrow Account and all claims for indemnification (other than with respect to matters set forth in Section 8.1(d)) shall be paid solely from the Escrow Account. The Escrow Account shall be the sole and exclusive remedy for the Parent and Surviving Corporation with respect to any Damages (except for Damages indemnifiable pursuant to Section 8.1(d) or based on a claim of fraud). To the extent that Parent, Merger Sub, or the Surviving Corporation makes a claim against the Escrow Account pursuant to the Escrow Agreement, and such claim is paid in shares of Parent Common Stock, then for purposes of such payment, the shares of Parent Common Stock shall be valued at the Parent Stock Price.

     (h) Fraud.  Notwithstanding any provision in this Agreement to the
         -----
contrary, the liability of a Stockholder for fraud, intentional misrepresentation or, in the case of a violation of the prohibitions contained in Section 4.2 hereof, willful misconduct by such Stockholder shall not be limited as set forth above, and any claim with respect to such liability need not be presented within the Indemnity Period. The obligations of a Stockholder with respect to this Section 8.1(h) shall be several and shall apply only with respect to the particular Stockholder alleged to have committed such fraud, intentional misrepresentation or willful misconduct.

     SECTION 8.2 Survival, Etc.
                 -------------

     (a) The agreements set forth in Section 8.1 shall survive independently and
Article I and Section 5.7 shall survive the Effective Time indefinitely and those set forth in Section 7.3(a) shall survive such termination indefinitely.

     (b) Any disclosure made with reference to one or more sections of the Company Disclosure Schedule or the Parent Disclosure Schedule shall be deemed disclosed with respect to all Disclosure Schedules.

     SECTION 8.3  Notices.  All notices and other communications given or made
                  -------
pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

     (a) If to Parent or Merger Sub:

               State Street Boston Corporation
               225 Franklin Street
               Boston, MA  02110-2804

               Telecopier No.:
               Telephone No.:   (617) 786-3000

               Attention: David A. Spina
                          President             and

                          John R. Towers
                          General Counsel

     with a copy to:

               Ropes & Gray
               One International Place
               Boston, MA  02110

               Telecopier No.:  (617) 951-7050
               Telephone No.:   (617) 951-7000


               Attention:  Mark V. Nuccio

     (b) If to the Company:

               Princeton Financial Systems, Inc.
               600 College Road East
               Princeton, NJ  08540

               Telecopier No.:  (609) 987-2400
               Telephone No.:   (609) 987-9620

               Attention:  President

     (c) If to any Stockholder, to the address and telephone numbers set forth opposite such Stockholder's name on the signature page hereof.

     SECTION 8.4  Certain Definitions.  For purposes of this Agreement, the
                  -------------------
term:

     (a) "affiliates" means a person that directly or indirectly, through one or
          ----------
more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership or joint venture in which the first mentioned person (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 10% or more;

     (b) "beneficial owner" with respect to any shares of Company Common Stock
          ----------------
means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

     (c) "business day" means any day other than a Saturday or Sunday or any day
          ------------
on which banks in State of New Jersey or The Commonwealth of Massachusetts are required or authorized to be closed;

     (d) "control" (including the terms "controlled by" and "under common
          -------
control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

     (e) "person" means an individual, corporation, partnership, association,
          ------
trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

     (f) "subsidiary" or "subsidiaries" of the Company, Parent or any other
          ----------      ------------
person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors of other governing body of such corporation or other legal entity.

     SECTION 8.5  Amendment.  This Agreement may be amended by the parties
                  ---------
hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that after approval of the Merger by the stockholders of the Company, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 8.6  Waiver.  At any time prior to the Effective Time, any party
                  ------
hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     SECTION 8.7  Headings.  The headings contained in this Agreement are for
                  --------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 8.8  Severability.  If any term or other provision of this
                  ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiated in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     SECTION 8.9  Entire Agreement.  This Agreement constitutes the entire
                  ----------------
agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     SECTION 8.10 Assignment, Guarantee of Merger Sub Obligations.  This
                  -----------------------------------------------
Agreement shall not be assigned by operation of law or otherwise, except that Parent and Merger Sub may assign all or any of their rights hereunder to any affiliate thereof provided that no such assignment shall relieve the assigning party of its obligations hereunder. Parent guarantees the full and punctual performance by Merger Sub of all the obligations hereunder of Merger Sub or any such assignees.

     SECTION 8.11 Parties in Interest. This Agreement shall be binding upon and
                  -------------------
inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation other than
Section 8.1(a) (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties).

     SECTION 8.12 Failure or Indulgence Not Waiver, Remedies Cumulative. No
                  -----------------------------------------------------
failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or parties exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     SECTION 8.13 Governing Law.  This Agreement shall be governed by, and
                  -------------
construed in accordance with, the internal laws of the State of Delaware applicable to contracts executed and fully performed within the State of Delaware.

     SECTION 8.14 Counterparts. This Agreement may be executed in one or more
                  ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                   [This space is intentionally left blank.]

     IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                     PRINCETON FINANCIAL SYSTEMS, INC.

                                         /s/
                                     By: _________________________________
                                         Name: ___________________________
                                         Title: __________________________

Attest:

    /s/
By: ____________________________
      Secretary

                                     STATE STREET BOSTON CORPORATION

                                         /s/
                                     By: _________________________________
                                     Name: _______________________________
                                     Title: ______________________________

Attest:

    /s/
By: ____________________________
    Clerk

                                     SSB MERGER SUB, INC.

                                         /s/
                                     By: _________________________________
                                     Name: _______________________________
                                     Title: ______________________________

Attest:

    /s/
By: ____________________________
    Secretary

                                 STOCKHOLDERS



                                     Edison Venture Fund II, L.P.
                                         /s/
                                     By: _________________________________
                                         A General Partner
                                     Name: _______________________________
                                     Title: ______________________________

Attest:

     /s/
By: ____________________________



                                     Edison Venture Fund II-PA, L.P.
                                          /s/
                                     By: _________________________________
                                         A General Partner
                                     Name: _______________________________
                                     Title: ______________________________

Attest:

     /s/
By: ____________________________

                                      /s/ Michael Bruce
                                     ___________________________________
                                     Michael Bruce
Attest:

     /s/
By: ____________________________

                                      /s/ S. Scott Marsh, III
                                     ___________________________________
                                     S. Scott Marsh, III

Attest:

    /s/
By: ____________________________

                                      /s/ Gerald Finsen, Jr.
                                     ___________________________________
                                     Gerald Finsen, Jr.
Attest:

    /s/
By: ____________________________

                                      /s/ William Mayhall
                                     ___________________________________
                                     William Mayhall
Attest:

    /s/
By: ____________________________

                                      /s/ James Mayhall
                                     ___________________________________
                                     James Mayhall
Attest:

    /s/
By: ____________________________